                                                                   EXHIBIT 99.1

NEWS RELEASE

FANSTEEL INC. - ANNOUNCES THIRD QUARTER 2004 RESULTS

NORTH CHICAGO, ILLINOIS - November 12, 2004 - Fansteel Inc. ("Fansteel" or the
"Company") today announced third quarter 2004 net sales of $15,347,000. Net sales for the predecessor Company for the third quarter ended September 30, 2003 were $13,403,000. The 14.5% sales increase for 2004 compared with 2003 related primarily to higher sales to aerospace and automotive customers partially offset by lower sales to a major lawn and garden customer.

The Company reported a net loss of $960,000 for the third quarter 2004 compared with a net loss for the third quarter 2003 of $266,000. The third quarter 2003 loss included a one-time tax benefit of $3,723,000 million.

Income from continuing operations for the third quarter 2004 was $2,000 compared to a loss in the third quarter 2003 of $2,871,000, which included $2,280,000 for reorganization bankruptcy charges. Third quarter 2004 income from continuing operations before reorganization costs was $20,000 compared with a loss of
$591,000 for the third quarter 2003. The improved income performance is primarily the result of the higher sales in the quarter coupled with cost reductions.

Loss from discontinued operations was $962,000 for the third quarter 2004.
Discontinued operations reported net income for the third quarter 2003 of
$2,605,000, which included a tax refund of $3,723,000 related to losses from environmental liabilities at discontinued operations reduced by operating losses at the Industrial Tools segment and the California Drop Forge operation which were sold in 2003 as part of the Plan of Reorganization.

For the nine months ended September 30, 2004, net sales were $48,776,000 with
$45,513,000 attributable to the Company after emergence from Chapter 11 bankruptcy (the "successor Company") and $3,263,000 attributable to the Company pre-emergence (the "predecessor Company"). Net sales for the predecessor Company for the nine months ended September 30, 2003 were $43,369,000. The sales increase of 12.5% for 2004 compared with the same period of 2003 related mostly to improved sales of sand castings to aerospace customers and powdered metal components to automotive customers, which were partially offset by the loss of a major customer of wire forms in the lawn and garden market.

Net income was $57,521,000 for the nine months ended September 30, 2004, with a net loss of $311,000 for the successor Company and a net income of $57,832,000 for the predecessor Company. For the nine months ended September 30, 2003, the net loss was $5,339,000. The 2004 eight-month results for the successor Company included reorganization charges of $429,000 and losses from discontinued
operations of $1,758,000. The one-month results in 2004 for the predecessor
Company included bankruptcy reorganization costs of $340,000, a gain from discharge of debt of $15,576,000 and fresh-start accounting adjustments of
$42,927,000. Results for the nine months ended September 30, 2003 included bankruptcy reorganization costs of $5,977,000 and income from discontinued
operations of $1,432,000.

For the nine months ended September 2004, income from continuing operations before reorganization costs, gains from debt discharge, and fresh start accounting adjustments was $1,545,000 with income of $1,876,000 for the successor Company and a loss of $331,000 for the predecessor Company. For the nine months ended September 30, 2003, loss before reorganization items was
$794,000. The improved performance resulted from the higher sales volume and cost reductions.

The Company's amended joint reorganization plan became effective on January 23,
2004, at which time Fansteel emerged from its Chapter 11 bankruptcy.

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Fansteel is a manufacturer of engineered metal components used in a variety of markets including military and commercial aerospace, automotive, energy, agricultural and construction machinery, lawn and garden equipment, and plumbing and electrical hardware industries.

This release contains "forward-looking statements" as defined under the Federal
Securities Laws that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: general economic conditions, including inflation, interest rate fluctuations, trade restrictions, and general debt levels; competitive factors, including price pressures, technological development, and products offered by competitors; inventory risks due to changes in market demand or business strategies; and changes in effective tax rates. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. The Company is not obligated to update the forward-looking statements included in this news release except as required by law.

For further information, contact:
Gary L. Tessitore
Chairman, President and Chief Executive Officer
Fansteel Inc.
847-689-4900

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Fansteel Inc. - Statement of Operations
(Unaudited)

                                            Third Quarter                                      Year - to - Date
                                 --------------------------------------------------------------------------------------------------

                                   Successor        Predecessor         Predecessor       Successor                      Predecessor
Per thousands except per            Company           Company             Company          Company       Combined(1)       Company
share data                        Three Months     Three Months             One         Eight Months         Nine           Nine
                                     Ended             Ended            Month Ended         Ended        Months Ended   Months Ended
                                 September 30,     September 30,        January 23,     September 30,   September 30,     September
                                      2004             2003                2004             2004             2004         30, 2003
                                 ---------------  ----------------    --------------   ---------------- --------------- ------------

Net sales                         $    15,347       $     13,403           3,263       $      45,513     $   48,776     $     43,369
Operating income (loss)                   250              (402)           (280)               2,378          2,098            (320)
Other income (expense)                  (230)              (189)            (51)               (502)          (553)            (474)
Income (loss) before
reorganization items, fresh
start accounting adjustments
and income taxes                           20              (591)           (331)               1,876          1,545            (794)
Reorganization items                     (18)            (2,280)           (340)               (429)          (769)          (5,977)
Gain on debt discharge                     -                  -           15,576                  -          15,576              -
Fresh-start adjustments                    -                  -           42,927                  -          42,927              -
Income (loss) from
continuing operations                       2            (2,871)          57,832               1,447         59,279          (6,771)
Income (loss) from
discontinued operations                 (962)              2,605              -              (1,758)        (1,758)            1,432
Net income (loss)                 $     (960)      $       (266)     $    57,832       $       (311)      $  57,521     $    (5,339)
Weighted average common
shares outstanding                  3,420,000          8,698,858       8,698,858           3,420,000                       8,698,858
Basic and diluted net income
(loss) per share (2)
  Continuing operations           $        -       $      (0.33)     $      6.65       $        0.42                    $     (0.78)
  Discontinued operations
                                       (0.28)               0.30              -               (0.51)                            0.16
  Net income (loss)               $    (0.28)      $      (0.03)     $      6.65       $      (0.09)                    $     (0.62)

(1)      The Company emerged from bankruptcy during its first quarter financial reporting period of 2004. For financial statement purposes, the
         Company's results of operations have been separated in pre and post
         January 23, 2004 due to the change in basis of accounting in the underlying assets and liabilities. To facilitate a meaningful comparison of the Company's performance, the results of operations is presented on a traditional comparative basis for both periods.
         Accordingly, the results of operations for the nine months ended
         September 30, 2004 represent the mathematic addition of the historical amounts for the predecessor company for the one month ended January 23,
         2004 and the successor company for the eight months ended September 30,
         2004.

(2) Basic earnings per share and diluted earnings per share are the same.

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